UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2020

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of Principal Executive Offices)	(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2020, the Board of Directors (the “Board”) of New Jersey Resources Corporation (“NJR” or the “Company”) increased the size of the Board from eleven to twelve directors and elected M. Susan Hardwick as a director, effective September 9, 2020. Ms. Hardwick’s term as a director will expire at the Company’s Annual Meeting of Shareowners in January 2021.

In connection with Ms. Hardwick’s election to the Board, she will receive cash and equity compensation consistent with the Company’s Non-Employee Director Compensation Plan, as amended (the “Plan”). A description of the Plan can be found in Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 16, 2019, and is incorporated herein by reference. Other than this standard compensation arrangement, there are no arrangements or understandings between Ms. Hardwick and any other person pursuant to which Ms. Hardwick was elected as a director.

Since July 2019, Ms. Hardwick has served as the Executive Vice President and Chief Financial Officer of American Water Works Company, Inc. (“American Water”), a NYSE-traded geographically diverse publicly traded U.S. water and wastewater utility company. In connection with Ms. Hardwick’s election, the Company reports the following proposed related party transaction under item 404(a) of Regulation S-K: The Company, through a wholly-owned subsidiary, NJR Clean Energy Ventures Corporation (“NJRCEV”), is in the process of negotiating to develop a net-metered, floating solar photovoltaic electric system in Milburn, New Jersey, with New Jersey American Water (“NJAW”), a subsidiary of American Water. Under the proposed project, NJAW would make the site available under a long-term lease and all of the electrical output will be sold to NJAW under a power purchase agreement. NJRCEV plans to invest approximately $22 million in connection with the project, which is being negotiated on arm’s length terms. Although Ms. Hardwick has no involvement with the proposed project and will not receive any compensation in connection therewith, in accordance with NJR’s written related person transaction policy, the proposed transaction was referred to and approved and ratified by the Board’s Audit Committee.

NJR issued a press release announcing Ms. Hardwick’s election (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press Release dated August 17, 2020
104	Cover page in Inline XBRL format

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: August 17, 2020	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer